Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of State Stre et Navigator Securities Lending Trust


In planning and performing our audit of the financial st atements of State Street Navigator Securities
Lending Prime Portfolio, State Street Navigator Securiti es Lending MET Portfolio and State Street
Navigator Securities Lending TIAA-CREF Short Term Lendin g Portfolio (each a portfolio constituting the State Street Navigator Securities Lending Trust, her eafter referred to as the ?Funds") as of and for the year ended December 31, 2015, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered
 the Funds? internal control over financial reporting, including controls over safeguarding securiti es, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds? internal control over financial reporting
.. Accordingly, we do not express an opinion on the effectiveness of the Funds? internal control over fina ncial reporting.

The management of the Funds is responsible for establi shing and maintaining effective internal control over financial reporting. In fulfilling this responsib ility, estimates and judgments by management are required to assess the expected benefits and related co sts of controls. A fund?s internal control over financial reporting is a process designed to provide rea sonable assurance regarding the reliability of financial reporting and the preparation of financial stat ements for external purposes in accordance with generally accepted accounting principles. A fund's inte rnal control over financial reporting includes those policies and procedures that (1) pertain to the ma intenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispo sitions of the assets of the Funds; (2) provide reasonable assurance that transactions are recorded as n ecessary to permit preparation of financial statements in accordance with generally accepted accounti ng principles, and that receipts and expenditures of the company are being made only in accord ance with authorizations of management and Trustees of the Funds; and (3) provide reasonable as surance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Funds? assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over
 financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of eff ectiveness to future periods are subject to the risk that controls may become inadequate because of change s in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal cou rse of performing their assigned functions, to prevent or detect misstatements on a timely basis. A m aterial weakness is a deficiency, or a combination of deficiencies, in internal control over fina ncial reporting, such that there is a reasonable possibility that a material misstatement of the Funds? ann ual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds? internal control over finan cial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States). Howeve r, we noted no deficiencies in the Funds? internal control over financial reporting and its op eration, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2015.
This report is intended solely for the information and use of management and the Board of Trustees of State Street Navigator Securities Lending Trust and the Se curities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





PricewaterhouseCoopers LLP
February 23, 2016


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